URBAN NATIONAL BANK


                           CONSOLIDATED BALANCE SHEET


                         SEPTEMBER 30, 1994 (unaudited)

                                 (in thousands)



                                     ASSETS

CASH AND DUE FROM BANKS .........................................     $ 15,084

INTEREST BEARING DEPOSITS WITH BANKS ............................        4,228
                                                                      --------
     Total cash and cash equivalents ............................       19,312
                                                                      --------
MORTGAGE LOANS HELD FOR SALE, at market value ...................          268
                                                                      --------
SECURITIES:
  Available for sale, at market value ...........................       46,828
  Held to maturity (market value of $53,182) ....................       56,568
                                                                      --------
     Total securities ...........................................      103,396
                                                                      --------
FEDERAL RESERVE BANK STOCK, AT COST .............................           77
                                                                      --------
LOANS ...........................................................       90,439

Less- allowance for possible loan losses ........................        1,515
                                                                      --------
     Net loans ..................................................       88,924
                                                                      --------
BANK PREMISES AND EQUIPMENT, net ................................        1,850
                                                                      --------
OTHER REAL ESTATE, net of allowance for
  possible losses of $280 .......................................        2,845
                                                                      --------
OTHER ASSETS, including deferred tax asset of $1,648 ............        3,803
                                                                      --------
     Total assets ...............................................     $220,475
                                                                      ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY



DEPOSITS:
  Noninterest bearing demand ....................................     $ 50,423
  Interest-bearing demand .......................................       69,781
  Savings .......................................................       31,839
  Time of $100,000 or more ......................................        5,689
  Other time ....................................................       33,130
                                                                      --------
     Total deposits .............................................      190,862

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
  AND TREASURY, TAX AND LOAN DEPOSITS ...........................       16,996
                                                                      --------
OTHER LIABILITIES ...............................................          498
                                                                      --------
     Total liabilities ..........................................      208,356
                                                                      --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, par value $1.25; 984,372 shares
    authorized, issued and outstanding ..........................        1,230
  Additional paid-in capital ....................................        1,329
  Retained earnings .............................................       11,288
  Unrealized holding loss on securities available
    for sale, net of income tax benefit .........................       (1,728)
                                                                      --------
     Total shareholders' equity .................................       12,119
                                                                      --------
     Total liabilities and shareholders' equity .................     $220,475
                                                                      ========

                              URBAN NATIONAL BANK

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (in thousands)



                                                       For the Nine Months
                                                        Ended September 30
                                                            (unaudited)
                                                       --------------------
                                                       1994             1993
                                                       ----             ----
INTEREST INCOME:
  Loans .........................................     $5,735           $5,869
  Securities-
    Taxable .....................................      3,637            3,215
    Tax-exempt ..................................        246               96
  Federal funds sold ............................         94              189
  Other interest-earning assets .................        230              130
                                                      ------           ------
     Total interest income ......................      9,942            9,499
                                                      ------           ------

INTEREST EXPENSE:
  Deposits ......................................      2,685            3,007
  Securities sold under agreements to
    repurchase and treasury, tax and
    loan deposits ...............................        387              397
                                                      ------           ------
      Total interest expense ....................      3,072            3,404
                                                      ------           ------
      Net interest income .......................      6,870            6,095

Provision for possible loan losses ..............        125              250
                                                      ------           ------
      Net interest income after provision
        for possible loan losses ................      6,745            5,845
                                                      ------           ------

OTHER INCOME:
  Service charges on deposit accounts ...........        885              813
  Gains (losses) on sales of securities, net ....        (83)             183
  Other income, net .............................        216              187
                                                      ------           ------
     Total other income .........................      1,018            1,183


OTHER EXPENSES:
  Salaries and benefits .........................     $3,150           $2,813
  Occupancy and equipment .......................      1,075              972
  Other real estate, net ........................        333              553
  Deposit insurance .............................        347              329
  Legal .........................................        140               70
  Other expenses ................................      1,155            1,060
                                                      ------           ------
     Total other expenses .......................      6,200            5,797
                                                      ------           ------
     Income before provision for income taxes ...      1,563            1,231
PROVISION FOR INCOME TAXES ......................        533              469
                                                      ------           ------
     Income before cumulative effect
       of accounting change .....................      1,030              762
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR CERTAIN DEBT AND EQUITY SECURITIES,
  net of related income taxes ...................         50                0
                                                      ------           ------
     Net income .................................     $1,080           $  762
                                                      ======           ======
NET INCOME PER SHARE:
  Before cumulative effect of accounting
    change ......................................      $1.05            $0.77
  Cumulative effect of accounting change ........       0.05             0.00
                                                      ------           ------
 ................................................      $1.10            $0.77
                                                       =====           ======

                              URBAN NATIONAL BANK

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 (unaudited)

                                 (in thousands)



                                                                                      Unrealized
                                                                                     Holding Loss
                                                      Additional                     on Securities        Total
                                        Common         Paid-in         Retained        Available       Shareholders'
                                         Stock         Capital         Earnings        For Sale           Equity
                                        -------       ----------       ---------     -------------     -------------
BALANCE,
  December 31, 1993 .................   $  1,230        $  1,329        $ 10,208        $      0         $ 12,767

    Cumulative effect of
      change in accounting
      for certain debt and
      equity securities, net
      of related income
      taxes .........................          0               0               0             (50)             (50)

    Unrealized holding
      loss on securities
      available for sale,
      net of income taxes ...........          0               0               0          (1,678)          (1,678)

    Net income -- nine
      months ended
      September 30, 1994 ............          0               0           1,080               0            1,080
                                        --------        --------        --------        --------         --------

BALANCE,
  September 30, 1994 ................   $  1,230        $  1,329        $ 11,288        ($ 1,728)        $ 12,119
                                        ========        ========        ========        ========         ========

                              URBAN NATIONAL BANK


                      CONSOLIDATED STATEMENT OF CASH FLOWS


            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 (unaudited)

                                 (in thousands)




CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .....................................................  $ 1,080
   Adjustments to reconcile net income to net
    cash provided by operating activities--
      Net amortization of security premiums .......................      615
      Depreciation and amortization ...............................      296
      Provision for possible loan losses ..........................      125
      Provision for possible losses on other real estate ..........       95
      (Gains) losses on sales of securities, net ..................       83
      Gains on sales of premises and equipment ....................      (11)
      Losses on sales of loans, net ...............................       22
      (Gains) losses on sales of other real estate ................      (26)
      Net (increase) decrease in  mortgage loans held
        for sale ..................................................      631
      Deferred income taxes (benefit) .............................      174
      (Increase) decrease in other assets .........................   (2,373)
      Increase (decrease) in other liabilities ....................    1,278
                                                                     -------
         Net cash provided by operating activities ................    1,989
                                                                     -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Securities available for sale--
      Proceeds from sales .........................................   16,371
      Purchases ...................................................  (12,306)
      Proceeds from principal repayments and maturities ...........    6,600
   Securities held to maturity--
      Proceeds from sales .........................................        0
      Purchases ...................................................  (14,441)
      Proceeds from principal repayments and maturities ...........    4,849
   Loan participations sold .......................................      450
   Net (increase) decrease in loans ...............................   (5,522)
   Proceeds from the sale of premises and equipment ...............       11
   Capital expenditures ...........................................     (290)
   Decrease in other real estate, net .............................    1,205
                                                                     -------
         Net cash used in investing activities ....................   (3,073)
                                                                     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in deposits ............................    1,173
   Net increase (decrease) in securities
      sold under agreements to repurchase
      and treasury, tax and loan deposits .........................   (6,149)
                                                                     -------
         Net cash provided by (used in)
           financing activities ...................................   (4,976)
                                                                     -------
         Net decrease  in cash and cash equivalents ...............   (6,060)
                                                                     -------

CASH AND CASH EQUIVALENTS, beginning of period ....................   25,372
                                                                     -------

CASH AND CASH EQUIVALENTS, end of period ..........................  $19,312
                                                                     =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for interest .........................................  $ 3,058
   Cash paid for federal and state income taxes ...................      857
                                                                     =======

Responsibility Statement

Management of Urban National Bank and Subsidiary is responsible for the preparation of the consolidated financial statements and all other consolidated financial information included in this report. The consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. All financial information included in the report agrees with the consolidated financial statements. In preparing the consolidated financial statements, management makes informed estimates and judgments, with consideration given to materiality, about the expected results of various events and transactions.

Management maintains a system of internal accounting control that includes personnel selection, appropriate division of responsibilities, and formal procedures and policies consistent with high standards of accounting and administrative practice. Consideration has been given to the necessary balance between the costs of systems of internal control and the benefits derived.

Management reviews and modifies its systems of accounting and internal control in light of changes in conditions and operations as well as in response to recommendations from the independent certified public accountants and the internal auditor. Management believes the accounting and the internal control systems provide reasonable assurance that assets are safeguarded and financial information is reliable.

The Board of Directors, through its Audit Committee of Non-Management Directors, is responsible for determining that management fulfills its responsibilities in the preparation of consolidated financial statements and the control of operations.

The Board appoints the independent certified public accountants (the Audit Committee recommends the independent certified public accountants to the Board of Directors for approval). The Board (Audit Committee) meets with management, the independent certified public accountants and the internal auditor, approves the overall scope of audit work and related fee arrangements, and reviews audit reports and findings.




ROBERT F. MANGANO,                            KEITH H. VAN SADERS,
President and Chief Executive Officer         Vice President and Comptroller

Independent Auditors' Report



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
URBAN NATIONAL BANK


We have audited the consolidated statements of financial condition of Urban National Bank (the "Bank") and Subsidiary as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the financial position of Urban National Bank and Subsidiary at December 31, 1993 and 1992, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles.




STEPHEN P. RADICS & CO.
Haledon, New Jersey
January 14, 1994

Consolidated Statements of Financial Condition



                                                              Year Ended December 31,
- ---------------------------------------------------------------------------------------
ASSETS                                                         1993           1992
- ---------------------------------------------------------------------------------------
Cash and due from banks                                    $ 10,660,282   $ 14,107,003
Interest-bearing deposits with banks                          5,612,026      2,252,685
Federal funds sold                                            9,000,000     14,100,000
- ---------------------------------------------------------------------------------------
      Cash and cash equivalents                              25,272,308     30,459,688
Mortgage loans held for sale                                    919,281           -
Securities available for sale, estimated
 fair value of $56,816,000 (1993) and $15,768,000 (1992)     56,815,567     15,430,068
Securities held for investment, estimated
 fair value of $48,510,000 (1993) and $50,957,000 (1992)     48,868,543     51,329,240
Federal Reserve Bank stock, at cost                              76,800         76,800
Loans, less allowance for loan losses of
 $1,615,896 (1993) and $1,553,439 (1992)                     83,099,347     91,453,971
Accrued interest receivable, net                              1,584,062      1,391,014
Bank premises and equipment, net                              1,855,605      2,025,999
Other real estate owned, net                                  4,119,493      8,217,981
Due from broker                                               3,672,952           -
Other assets                                                  1,092,867        545,151
- ---------------------------------------------------------------------------------------
      Total assets                                         $227,376,825   $200,929,912
=======================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
- ---------------------------------------------------------------------------------------
LIABILITIES
- ---------------------------------------------------------------------------------------
Deposits:
   Non-interest-bearing demand                             $ 43,238,872   $ 41,349,795
   Interest-bearing demand                                   75,947,409     67,510,311
   Savings                                                   29,198,647     23,077,466
   Time of $100,000 or more                                   5,686,629      3,937,066
   Other time                                                35,606,912     39,535,141
- ---------------------------------------------------------------------------------------
      Total deposits                                        189,678,469    175,409,779
- ---------------------------------------------------------------------------------------
Securities sold under agreements to
 repurchase and treasury, tax and loan deposits              23,145,366     13,025,887
Due to broker                                                 1,000,000           -
Other liabilities                                               785,780        751,969
- ---------------------------------------------------------------------------------------
      Total liabilities                                     214,609,615    189,187,635
- ---------------------------------------------------------------------------------------
Commitments and contingencies                                      -              -

SHAREHOLDERS' EQUITY
- ---------------------------------------------------------------------------------------
Common stock:
   Par value $1.25; 984,372 shares
    authorized, issued and outstanding                        1,230,465      1,230,465
Surplus                                                       1,328,587      1,328,587
Retained earnings                                            10,208,158      9,183,225
- ---------------------------------------------------------------------------------------
      Total shareholders' equity                             12,767,210     11,742,277
- ---------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity           $227,376,825   $200,929,912
=======================================================================================


            See accompanying notes to consolidated financial statements.

Consolidated Statements of Income



                                                                  Year Ended December 31,
- ----------------------------------------------------------------------------------------------------
                                                            1993           1992           1991
- ----------------------------------------------------------------------------------------------------
Interest income:
   Loans                                                $ 7,698,180    $ 9,432,082    $11,961,817
   Investment securities:
      Taxable                                             4,343,345      2,918,402      2,185,996
      Tax-exempt                                            168,021        431,278        611,540
   Federal funds sold                                       193,833        269,935        484,127
   Other interest-earning assets                            268,305        167,198          9,384
- ----------------------------------------------------------------------------------------------------
         Total interest income                           12,671,684     13,218,895     15,252,864
- ----------------------------------------------------------------------------------------------------
Interest expense:
   Deposits                                               3,913,563      5,068,291      7,063,049
   Securities sold under agreements to
    repurchase and treasury, tax and loan deposits          544,842        205,603        505,958
- ----------------------------------------------------------------------------------------------------
         Total interest expense                           4,458,405      5,273,894      7,569,007
- ----------------------------------------------------------------------------------------------------
Net interest income                                       8,213,279      7,945,001      7,683,857
Provision for loan losses                                   118,000      1,598,000        780,000
- ----------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses       8,095,279      6,347,001      6,903,857
- ----------------------------------------------------------------------------------------------------
Other income:
   Service charges on deposit accounts                    1,134,198      1,171,558      1,180,842
   Gains on sales of securities                             158,005      1,308,608        434,344
   Unrealized losses on securities available for sale       (75,517)         -              -
   Miscellaneous                                            267,313        255,410        174,672
- ----------------------------------------------------------------------------------------------------
         Total other income                               1,483,999      2,735,576      1,789,858
- ----------------------------------------------------------------------------------------------------
Other expenses:
   Salaries and benefits                                  3,697,871      3,884,153      3,708,248
   Occupancy, net                                           845,320        829,214        812,170
   Equipment                                                495,248        522,191        513,596
   Other real estate owned, net                             773,716      1,219,413        474,147
   Federal deposit insurance premium                        437,783        382,028        319,836
   Legal fees                                               201,643        252,752        370,396
   Miscellaneous                                          1,455,940      1,290,819      1,436,365
- ----------------------------------------------------------------------------------------------------
         Total other expenses                             7,907,521      8,380,570      7,634,758
- ----------------------------------------------------------------------------------------------------
Income before income taxes                                1,671,757        702,007      1,058,957
Income taxes                                                646,824        253,551        216,860
- ----------------------------------------------------------------------------------------------------
Net income                                              $ 1,024,933    $   448,456    $   842,097
====================================================================================================
NET INCOME PER COMMON SHARE                                   $1.04          $0.46          $0.86
====================================================================================================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING        984,372        984,372        984,372
====================================================================================================


Consolidated Statements of Changes in Shareholders' Equity



                          Common Stock
- -------------------------------------------
                      Number
                        of                                   Retained
                      Shares     Par Value      Surplus      Earnings        Total
- --------------------------------------------------------------------------------------
Balance--
 January 1, 1991      984,372    $1,230,465    $1,328,587   $ 8,483,295   $11,042,347
Net income               -             -             -          842,097       842,097
Cash dividend paid
 $0.60 per share         -             -             -         (590,623)     (590,623)
- --------------------------------------------------------------------------------------
Balance--
 December 31, 1991    984,372     1,230,465     1,328,587     8,734,769    11,293,821
Net income               -             -             -          448,456       448,456
- --------------------------------------------------------------------------------------
Balance--
 December 31, 1992    984,372     1,230,465     1,328,587     9,183,225    11,742,277
Net income               -             -             -        1,024,933     1,024,933
- --------------------------------------------------------------------------------------
Balance--
 December 31, 1993    984,372    $1,230,465    $1,328,587   $10,208,158   $12,767,210
======================================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows



                                                                             Year Ended December 31,
- --------------------------------------------------------------------------------------------------------------
                                                                         1993          1992          1991
- --------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                                         $  1,024,933  $    448,456  $    842,097
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Net amortization of premiums and discounts on investments           479,280       224,159        28,356
      Net amortization of net deferred loan fees                          (16,016)         -             -
      Depreciation and amortization of premises and equipment             397,166       410,138       422,086
      Depreciation of other real estate owned                                -           48,632        98,240
      Amortization of intangibles                                          40,000        32,087        41,010
      Provision for losses on loans                                       118,000     1,598,000       780,000
      Provision for losses on other real estate owned                     487,632     1,046,477       351,657
      Unrealized losses on securities available for sale                   75,517          -             -
      (Gains) on sales of securities available for sale                  (179,640)   (1,314,231)         -
      Losses (gains) on sales of securities held for investment            21,635         5,623      (434,344)
      (Gains) losses on sales of premises and equipment                      -           (1,345)        1,935
      (Gains) losses on sales of other real estate owned                  (78,904)       41,048         7,821
      Origination of mortgage loans held for sale                        (919,263)         -             -
      (Increase) decrease in accrued interest receivable, net            (193,048)      369,935       147,200
      (Increase) decrease in refundable income taxes                     (162,981)         -          116,053
      Deferred income taxes (benefit)                                    (429,794)     (143,110)      (34,013)
      (Increase) in other assets                                          (23,749)      (40,683)      (43,162)
      Increase (decrease) in other liabilities                             62,619      (506,606)      424,418
- --------------------------------------------------------------------------------------------------------------
         Net cash provided by operating activities                        703,387     2,218,580     2,749,354
- --------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from sales of securities available for sale                25,873,200    41,853,156          -
   Proceeds from sales of securities held for investment               26,660,889     7,201,220    20,519,219
   Proceeds from principal
    repayments on and maturities of securities                         19,611,902     8,804,624    10,359,814
   Purchases of securities available for sale                         (60,402,643)  (42,766,217)         -
   Purchases of securities held for investment                        (53,737,894)  (37,230,863)  (45,355,225)
   Loan participation sold                                                350,000          -             -
   Net decrease in loans                                                8,267,613    11,842,145     4,034,295
   Recovery of loan losses                                                130,577       113,992        43,689
   Proceeds from the sale of premises and equipment                          -            4,500        13,200
   Additions to premises and equipment                                   (226,772)     (128,668)     (302,384)
   Proceeds from the sale of other real estate owned                    3,101,948       762,129       828,667
   Repayments of principal on loans foreclosed in-substance                92,244           517          -
   Additions to real estate owned                                            -         (170,111)         -
- --------------------------------------------------------------------------------------------------------------
         Net cash used in investing activities                        (30,278,936)   (9,713,576)   (9,858,725)
- --------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Net increase (decrease) in deposits                                 14,268,690    (3,449,578)   21,692,907
   Net increase (decrease) in securities sold under
    agreements to repurchase and treasury, tax and loan deposits       10,119,479     5,777,498    (3,658,083)
   Cash dividends paid                                                       -             -         (590,623)
- --------------------------------------------------------------------------------------------------------------
         Net cash provided by financing activities                     24,388,169     2,327,920    17,444,201
- --------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                   (5,187,380)   (5,167,076)   10,334,830
Cash and cash equivalents - beginning                                  30,459,688    35,626,764    25,291,934
- --------------------------------------------------------------------------------------------------------------
Cash and cash equivalents - ending                                   $ 25,272,308  $ 30,459,688  $ 35,626,764
==============================================================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows




                                                                            Year Ended December 31,
- ------------------------------------------------------------------------------------------------------------
                                                                        1993          1992          1991
- ------------------------------------------------------------------------------------------------------------

Supplemental schedule of noncash
    investing and financing activities:
   Purchase of securities held
    for investment not yet settled in cash                          $ 1,000,000   $      -      $      -
   Sales of securities held for sale not yet settled in cash          3,672,952          -             -
   Transfer of investment
    securities from held for investment to available for sale        13,046,923    15,430,068          -
   Charge off of loans receivable to allowance for loan losses          186,120     1,524,864       462,920
   Charge off of other real estate owned                                540,632       587,477       351,657
   Transfer of loans receivable to other real estate owned              144,315     4,659,909     2,628,136
   Transfer of other real estate owned to loans receivable              234,883          -             -
   Loans to facilitate the sale of other real estate owned              405,000       140,000          -

Supplemental disclosures of cash flow information:
   Cash paid for interest                                             4,492,407     5,457,072     7,609,036
   Cash paid (refunds received) for federal and state income taxes    1,174,796       345,795       (84,258)
=============================================================================================================

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements


ACCOUNTING     Basis of consolidated financial statement presentation
POLICIES
               The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, UNB Holdings, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

               The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

               Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses and the valuation of other real estate owned. Management believes that the allowance for loan losses is adequate and that other real estate owned is appropriately valued. While management uses available information to recognize losses on loans and other real estate owned, future additions to the allowance for loan losses or further writedowns of other real estate owned may be necessary based on changes in economic conditions in the market area.

               In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and other real estate owned valuations. Such agencies may require the Bank to recognize additions to the allowance or additional writedowns based on their judgments about information available to them at the time of their examination.

               Cash and cash equivalents

               Cash and cash equivalents include cash and due from banks, interest-bearing deposits with banks having original maturities of three months or less and federal funds sold. Generally, federal funds sold are sold for one-day periods.

               Securities available for sale

               Securities to be held for indefinite periods of time, including securities that management intends to use as part of its asset/liability strategy or that may be sold in response to changes in interest rates, changes in prepayment risks, the need to increase regulatory capital or other similar factors, are classified as available for sale and are carried at the lower of amortized cost or market value with any such valuation adjustment recognized in operations. Gain or loss on sales of securities is based on the specific identification method.

Notes to Consolidated Financial Statements

               Securities held for investment

               Securities held for investment are recorded at cost, with any discount or premium amortized to maturity. These securities are not adjusted to the lower of cost or market value because the Bank has the ability, and it is generally management's intention, to hold them to maturity. If any such securities are sold, gain or loss is based on the specific identification method.


               Mortgage loans held for sale

               Mortgage loans held for sale are reflected at the lower of cost or market value. Valuation computations are made in the aggregate by type of loan and rate of interest.

               Loans

               Loans are stated at the amount of unpaid principal less deferred loan fees and an allowance for loan losses. Interest is calculated by use of the actuarial method. Accrual of interest is discontinued when management believes, after considering economic and business conditions, collection efforts, the borrowers' financial condition and the value of collateral, that collection of interest is doubtful. Interest on such loans, if appropriate, is recognized as income as payments are received. A loan is returned to accrual status when factors indicating doubtful collectibility no longer exist.

               The Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts, using the level-yield method, as an adjustment of yield over the contractual life of the loan.

               Allowance for loan losses

               The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. In that the loan portfolio includes larger commercial loans and consumer credits, which traditionally have a higher degree of risk than collateralized real estate loans, management feels it is necessary to provide an adequate unallocated loss allowance to absorb an unanticipated loss in one of these categories.

               Concentration of risk

               The Bank's real estate and lending activity is concentrated in real estate and loans secured by real estate located in the State of New Jersey, which has experienced a significant downturn in real estate values. There is no assurance with respect to the time at which the market for such real estate will improve.

               Bank premises and equipment

               Bank premises and equipment are comprised of land, at cost, and buildings and improvements, furniture, fixtures and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:


                       Buildings and improvements              5 to 37 years
                       Furniture, fixtures and equipment       3 to 10 years
                       Leasehold improvements                  Term of lease

               Significant renewals and betterments are charged to the property and equipment account. Maintenance and repairs are charged to expense in the year incurred. Rental income is netted against occupancy costs in the consolidated statements of income.

               Other real estate owned

               Other real estate owned consists of real estate acquired by foreclosure or by deed in lieu of foreclosure and loans foreclosed in-substance. Loans foreclosed in-substance consists of loans accounted for as foreclosed property even though actual foreclosure has not taken place. These assets are carried at the lower of cost or fair value less estimated selling costs.

               Operating results from other real estate owned, including rental income, operating expenses, provision for loss and gains and losses realized from sales, are recorded in other real estate owned expense within the period incurred.

Notes to Consolidated Financial Statements


               Federal income taxes

               The Bank uses the accrual basis of accounting for financial and federal income tax reporting. Provisions for income taxes in the consolidated financial statements differ from the amounts reflected in the Bank's income tax returns due to temporary differences in the reporting of certain items for financial reporting and tax reporting purposes. The income tax provision shown in the consolidated financial statements relates to items of income and expense in those statements irrespective of temporary variances for income tax reporting purposes. The tax effect of these temporary variances is accounted for as deferred federal income taxes applicable to future years.

               The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("Statement") No. 109, "Accounting for Income Taxes", which required that the Bank compute income tax expense and deferred taxes differently beginning on January 1, 1993. Specifically, Statement 109 specifies the "liability method" of accounting for income taxes and thus requires that deferred taxes in the consolidated statement of condition be adjusted each year to reflect the cumulative deductible temporary differences and net operating loss and tax credit carry forwards at the then existing income tax rates. Adoption of the new standard did not have a material effect on the consolidated financial position or results of operations of the Bank. Previous consolidated financial statements have not been restated.

               Net income per common share

               Net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding during the periods.

               Interest-rate risk

               The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to make loans secured by real estate and, to a lesser extent, commercial and consumer loans. The potential for interest-rate risk exists as a result of the shorter duration of the Bank's interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term assets and net interest income. For this reason, management regularly monitors the maturity structure of the Bank's assets and liabilities in order to measure its level of interest-rate risk and plan for future volatility.

               Reclassification

               Certain amounts for the years ended December 31, 1992 and 1991 have been reclassified to conform to the current year's presentation.

- ------------------------------------------------------------------------------


IMPACT OF      In May 1993, the FASB issued Statement No. 114, "Accounting by
NEW            Creditors for Impairment of a Loan." Statement No. 114 generally
ACCOUNTING     would require all creditors to account for impaired loans, except
STANDARDS      those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. Statement No. 114 is effective for fiscal years beginning after December 15, 1994, though earlier application is encouraged. Statement No. 114, when adopted, is not expected to have a material effect on financial condition or results of operations. Statement No. 114 also provides that in-substance foreclosed loans should not be included in real estate owned for financial reporting purposes, but rather should be included in the loan portfolio. The Bank currently does not intend to adopt the provisions of this statement early.

               In May 1993, the FASB issued No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Statement No. 115 generally requires that debt and equity securities that have readily determinable fair values be carried at fair value unless they are classified as held to maturity. Securities can be classified as held to maturity and carried at amortized cost only if the reporting entity has a positive intent and ability to hold those securities to maturity. If not classified as held to maturity, such securities must be classified as trading securities or securities available for sale. Unrealized holding gains or losses for securities available for sale are to be excluded from earnings and reported as a separate component of stockholders' equity. Unrealized holding gains and losses for trading securities are to be included in earnings. The statement's effective date is for fiscal years beginning after December 15, 1993. The initial application of Statement 115, effective January 1, 1994, resulted in an extraordinary gain, net of income taxes, of approximately $45,000, but had no effect on stockholders equity.

Notes to Consolidated Financial Statements


- -------------------------------------------------------------------------------
CASH AND       Cash balances restricted for purposes of maintaining required
DUE FROM       reserve balances in accordance with Federal Reserve Bank
BANKS          regulations amounted to approximately $2,407,000 and $3,792,000 at December 31, 1993 and 1992, respectively. The level of such reserves is based principally upon deposits.

- -------------------------------------------------------------------------------

SECURITIES     A summary of investment securities available for sale by
AVAILABLE      scheduled maturity, which includes mortgage-backed securities by
FOR SALE       final maturity date, follows:



                                                                              December 31, 1993
               --------------------------------------------------------------------------------------------------
                                                                             Gross        Gross
                                                             Amortized     Unrealized   Unrealized    Estimated
                                                               Cost          Gains        Losses      Fair Value
               --------------------------------------------------------------------------------------------------
                U.S. Government (including agencies):
                   Due in one year or less                  $ 3,014,023      $  4,415     $   -      $ 3,018,438
                   Due after one year through five years     17,055,619        84,351       67,495    17,072,475
                   Due after five years through ten years     5,541,413       124,366         -        5,665,779
               --------------------------------------------------------------------------------------------------
                                                             25,611,055       213,132       67,495    25,756,692
               --------------------------------------------------------------------------------------------------
                Mortgage-backed securities:
                   Due after one year through five years      1,938,421         6,698          959     1,944,160
                   Due after five years through ten years     6,261,386           222       82,788     6,178,820
                   Due after ten years                       23,080,222        43,580      187,907    22,935,895
               --------------------------------------------------------------------------------------------------
                                                             31,280,029        50,500      271,654    31,058,875
               --------------------------------------------------------------------------------------------------
                                                            $56,891,084      $263,632     $339,149   $56,815,567
               ==================================================================================================

               At December 31, 1993, gross unrealized losses, net of gross unrealized gains, have been recognized in the consolidated statements of income.


                                                                                December 31, 1992
                -------------------------------------------------------------------------------------------------
                                                                             Gross      Gross
                                                             Amortized    Unrealized   Unrealized     Estimated
                                                               Cost          Gains       Losses       Fair Value
                -------------------------------------------------------------------------------------------------
               U.S. Government:
                   Due in one year or less                  $ 4,016,439     $113,249      $  -        $ 4,129,688
                   Due after one year through five years     11,413,629      224,183         -         11,637,812
                -------------------------------------------------------------------------------------------------
                                                            $15,430,068     $337,432      $  -        $15,767,500
                =================================================================================================



                                                                                Year Ended December 31,
                -------------------------------------------------------------------------------------------------
                                                                                 1993         1992         1991
                -------------------------------------------------------------------------------------------------
               Proceeds from sales                                            $29,664,643   $41,853,156   $    -
               Gross gains                                                        271,433     1,341,236        -
               Gross losses                                                        91,793        27,005        -



               Securities available for sale with carrying values aggregating approximately $1,038,000 and $1,013,000 were pledged to secure public deposits at December 31, 1993 and 1992, respectively. Also, see "SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND TREASURY, TAX AND LOAN DEPOSITS".

Notes to Consolidated Financial Statements

- -------------------------------------------------------------------------------


SECURITIES     A summary of securities held for investment by scheduled
HELD FOR       maturity, which includes mortgage-backed securities by final
INVESTMENT     maturity date, follows:


                                                                              December 31, 1993
              -----------------------------------------------------------------------------------------------------
                                                                               Gross       Gross
                                                                 Carrying    Unrealized  Unrealized   Estimated
                                                                   Value       Gains      Losses      Fair Value
              -----------------------------------------------------------------------------------------------------
               U.S. Government (including agencies):
                  Due after one year through five years         $ 6,983,950   $ 10,919    $ 20,493   $ 6,974,376
                  Due after five years through ten years         11,709,896     20,075     118,590    11,611,381
              -----------------------------------------------------------------------------------------------------
                                                                 18,693,846     30,994     139,083    18,585,757
              -----------------------------------------------------------------------------------------------------
               Obligations of states
                and political subdivisions:
                  Due in one year or less                         2,164,065       -          5,917     2,158,148
                  Due after one year through five years           6,059,429     48,048      39,425     6,068,052
                  Due after five years through ten years          1,167,920      7,553      13,884     1,161,589
                  Due after ten years                               117,123      6,149        -          123,272
              -----------------------------------------------------------------------------------------------------
                                                                $ 9,508,537   $ 61,750    $ 59,226   $ 9,511,061
              -----------------------------------------------------------------------------------------------------
               Mortgage-backed securities:
                  Due after five years through ten years          9,120,587     64,080     107,898     9,076,769
                  Due after ten years                            11,445,573       -        209,216    11,236,357
              -----------------------------------------------------------------------------------------------------
                                                                 20,566,160     64,080     317,114    20,313,126
              -----------------------------------------------------------------------------------------------------
               Certificate of deposit due
                after one year through five years                   100,000       -           -          100,000
              -----------------------------------------------------------------------------------------------------
                                                                $48,868,543   $156,824    $515,423   $48,509,944
              =====================================================================================================

                                                                              December 31, 1992
              -----------------------------------------------------------------------------------------------------
                                                                               Gross       Gross
                                                                 Carrying    Unrealized  Unrealized   Estimated
                                                                   Value       Gains      Losses      Fair Value
              -----------------------------------------------------------------------------------------------------
               U.S. Government agencies:
                  Due in one year or less                       $ 1,024,667    $   -      $ 12,477   $ 1,012,190
                  Due after one year through five years          23,322,239      28,112    305,801    23,044,550
                  Due after five years through ten years          8,274,729      46,925    113,149     8,208,505
                  Due after ten years                             1,001,094         -            4     1,001,090
              ----------------------------------------------------------------------------------------------------
                                                                 33,622,729      75,037    431,431    33,266,335
              -----------------------------------------------------------------------------------------------------
               Obligations of states
                and political subdivisions:
                  Due in one year or less                         1,937,411        -          -        1,937,411
                  Due after one year through five years             150,000        -          -          150,000
              -----------------------------------------------------------------------------------------------------
                                                                  2,087,411        -          -        2,087,411
              -----------------------------------------------------------------------------------------------------
               Mortgage-backed securities:
                  Due after one year through five years             955,675        -        21,578      934,097
                  Due after five years through ten years          3,170,132      32,010     32,058     3,170,084
                  Due after ten years                            11,493,293      41,067     35,639    11,498,721
              -----------------------------------------------------------------------------------------------------
                                                                 15,619,100      73,077     89,275    15,602,902
              -----------------------------------------------------------------------------------------------------
                                                                $51,329,240    $148,114   $520,706   $50,956,648
              =====================================================================================================


                                                                                  Year Ended December 31,
              -----------------------------------------------------------------------------------------------------
                                                                              1993          1992         1991
              -----------------------------------------------------------------------------------------------------
               Proceeds from sales                                         $26,660,889    $7,201,220   $20,519,219
               Gross gains                                                     134,779        14,734       934,344
               Gross losses                                                    156,414        20,357         -
              =====================================================================================================



               Securities held for investment with a carrying value of approximately $502,000 at December 31, 1992 were pledged to secure public deposits. Also, see "SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND TREASURY, TAX AND LOAN DEPOSITS" regarding securities held for investment pledged as collateral.

Notes to Consolidated Financial Statements

- -------------------------------------------------------------------------------

LOANS, NET                                                            December 31,
               --------------------------------------------------------------------------
                                                                  1993           1992
               --------------------------------------------------------------------------
               Commercial:
                  Demand                                       $ 5,253,699    $ 6,026,567
                  Time and term                                 17,123,820     16,650,688
               Consumer                                          5,285,450      4,316,852
               Mortgage:
                  First                                         39,389,607     48,175,182
                  Second                                        17,106,809     17,329,853
               Construction                                        630,000        532,746
               --------------------------------------------------------------------------
                                                                84,789,385     93,031,888
               --------------------------------------------------------------------------
               Deferred loan fees                                   74,142         24,478
               Allowance for loan losses                         1,615,896      1,553,439
               --------------------------------------------------------------------------
                                                                 1,690,038      1,577,917
               --------------------------------------------------------------------------
                                                               $83,099,347    $91,453,971
               ==========================================================================

               Non-performing loans include loans which are accounted for on a non-accrual basis and troubled debt restructurings. Non-performing loans are summarized as follows:

                                                               December 31,
               --------------------------------------------------------------------------
                                                     1993         1992         1991
               --------------------------------------------------------------------------
               Non-accrual loans                  $3,942,276   $3,869,484   $2,593,479
               Restructured loans                       -            -         436,288
               --------------------------------------------------------------------------
                                                  $3,942,276   $3,869,484   $3,029,767
               ==========================================================================

               The total amount of interest received on non-performing loans outstanding amounted to approximately $70,000, $129,000 and $19,000 for the years ended December 31, 1993, 1992 and 1991, respectively. Had such loans performed in accordance with their original contract terms, interest income of approximately $387,000, $388,000 and $153,000 would have been recognized during the years ended December 31, 1993, 1992 and 1991, respectively.

               The activity in the allowance for loan losses is as follows:

                                                       Year Ended December 31,
               --------------------------------------------------------------------------
                                                  1993          1992          1991
               --------------------------------------------------------------------------
               Balance - beginning              $1,553,439    $1,366,311    $1,005,542
               Provisions
                charged to operations              118,000     1,598,000       780,000
               Recoveries of loans                 130,577       113,992        43,689
               Loans charged off                  (186,120)   (1,524,864)     (462,920)
               --------------------------------------------------------------------------
               Balance - ending                 $1,615,896    $1,553,439    $1,366,311
               ==========================================================================

               The Bank has lending transactions in the ordinary course of business with directors, executive officers and their affiliates on the same terms as those prevailing for comparable transactions with other borrowers. These loans, which were current as to principal and interest payments at December 31, 1993, and do not involve more than normal risk of collectibility, are as follows:

                                                                  Year Ended December 31,
               --------------------------------------------------------------------------
                                                                     1993         1992
               --------------------------------------------------------------------------
               Balance - beginning                                $2,773,731   $3,784,339
               Collections of principal                             (899,987)    (974,554)
               Loans disbursed                                       735,854      490,201
               Other reductions                                      (10,059)    (526,255)
               --------------------------------------------------------------------------
               Balance - ending                                   $2,599,539   $2,773,731
               ==========================================================================

               At December 31, 1993, 1992 and 1991, loans serviced for the benefit of others totalled approximately $347,000, $-0-, and $300,000, respectively.
                                      F-14

Notes to Consolidated Financial Statements




PREMISES                                                                  December 31,
AND            -----------------------------------------------------------------------------
EQUIPMENT                                                               1993         1992
               -----------------------------------------------------------------------------
               Land                                                  $  112,620   $  112,620
               Buildings and improvements                             1,832,360    1,830,042
               Leasehold improvements                                   454,900      439,575
               Furniture, fixtures and equipment                      1,720,856    1,589,436
               Construction in progress                                  77,708        -
               -----------------------------------------------------------------------------
                                                                      4,198,444    3,971,673
               Less accumulated depreciation and amortization         2,342,839    1,945,674
               -----------------------------------------------------------------------------
                                                                     $1,855,605   $2,025,999
               =============================================================================

               Depreciation and amortization charged against income amounted to $397,166, $410,138 and $422,086, for the years ended December 31,
               1993, 1992 and 1991, respectively.

- --------------------------------------------------------------------------------


OTHER REAL                                                                 December 31,
ESTATE OWNED   -----------------------------------------------------------------------------
                                                                        1993         1992
               -----------------------------------------------------------------------------

               Real estate acquired in settlement of loans           $2,683,451   $3,972,677
               -----------------------------------------------------------------------------
               In-substance foreclosure                               1,842,042    4,704,304
               -----------------------------------------------------------------------------
                                                                      4,525,493    8,676,981
               Less allowance for losses                                406,000      459,000
               -----------------------------------------------------------------------------
                                                                     $4,119,493   $8,217,981
               =============================================================================

               The following is an analysis of the allowance for losses:


                                                           Year Ended December 31,
               -----------------------------------------------------------------------------
                                                        1993         1992         1991
               -----------------------------------------------------------------------------
               Balance - beginning                   $459,000     $     -       $    -
               Provision charged to operations        487,632      1,046,477      351,657
               Charged off                           (540,632)      (587,477)    (351,657)
               -----------------------------------------------------------------------------
               Balance - ending                      $406,000     $  459,000    $    -
               =============================================================================


               The following is an analysis of other real estate owned expense, net:

                                                            Year Ended December 31,
               -----------------------------------------------------------------------------
                                                        1993         1992         1991
               -----------------------------------------------------------------------------
               Provision for losses                    $487,632   $1,046,477     $351,657
               Depreciation expense                       -           48,632       98,240
               Operating expenses,
                net of rental income                    364,988       83,255       16,429
               (Gain) loss on sales
                of other real estate owned              (78,904)      41,048        7,821
               -----------------------------------------------------------------------------
                                                       $773,716   $1,219,412     $474,147
               =============================================================================


- --------------------------------------------------------------------------------


SECURITIES
SOLD UNDER
AGREEMENTS
TO REPURCHASE
AND TREASURY,                                                             December 31,
TAX AND        -----------------------------------------------------------------------------
LOAN DEPOSITS                                                         1993          1992
               -----------------------------------------------------------------------------
               Securities sold under agreements to repurchase      $17,145,366   $ 6,553,241
               Treasury, tax and loan deposits                       6,000,000     6,472,646
               -----------------------------------------------------------------------------
                                                                   $23,145,366   $13,025,887
               =============================================================================

               Securities sold under agreements to repurchase are generally for terms from one to 364 days, while borrowings on Treasury, tax and loan deposits are generally for periods which do not exceed ninety days.

               The carrying values of the securities available for sale and held for investment pledged to secure the above borrowings were approximately $19,599,000 and $10,525,000, respectively, at December 31, 1993, and approximately $9,146,000 and $8,687,000, respectively, at December 31, 1992.

               In addition to the above, the Bank has pledged securities available for sale with a carrying value of approximately $2,500,000 with the Federal Reserve Bank (the "FRB") in return for the ability to borrow up to $2,500,000. Interest on such borrowings would be assessed at the FRB discount rate (3.00% at December 31, 1993). There were no borrowings under this facility as of December 31, 1993.

Notes to Consolidated Financial Statements

- -------------------------------------------------------------------------------

INCOME TAXES   The components of income taxes are summarized as follows:

                                                               Year Ended December 31,
               -----------------------------------------------------------------------------
                                                            1993        1992        1991
               -----------------------------------------------------------------------------
               Current tax expense                        $1,076,618  $ 396,661    $250,873
               Deferred tax (benefit)                       (429,794)  (143,110)    (34,013)
               -----------------------------------------------------------------------------
                                                          $  646,824  $ 253,551    $216,860
               ==============================================================================

               The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the normal federal income tax rate (34%) to income before income taxes:

                                                               Year Ended December 31,
               -----------------------------------------------------------------------------
                                                            1993        1992        1991
               -----------------------------------------------------------------------------
               Federal income taxes                        $568,397   $ 238,682   $ 360,045
               Non-taxable interest income, net             (50,366)   (133,739)   (182,388)
               State income taxes,
                net of federal income tax effect            110,098      95,701      37,474
               Other                                         18,695      52,907       1,729
               -----------------------------------------------------------------------------
                  Effective federal income taxes           $646,824   $ 253,551   $ 216,860
               =============================================================================

               Income taxes refundable, deferred and payable are included in the consolidated statements of financial condition under the captions "Other Assets" or "Other Liabilities".

                                                                             December 31,
               -----------------------------------------------------------------------------
                                                                           1993        1992
               -----------------------------------------------------------------------------
               Refundable income taxes                                 $168,215    $  5,234
               =============================================================================
               Deferred tax assets (liabilities)                       $400,986    $(28,808)
               =============================================================================
               Income taxes payable                                    $224,075    $159,271
               =============================================================================

               The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                             December 31,
               -----------------------------------------------------------------------------
                                                                           1993        1992
               -----------------------------------------------------------------------------
               Deferred tax assets:
                  Allowance for loan and real estate
                   losses in excess of tax reserves                    $ 276,376   $  10,604
                  Non-accrual interest                                   133,515      58,676
                  Depreciation                                            13,600      37,621
                  Deferred fees                                           34,537       8,323
                  Unrealized losses on securities                         25,676        -
                  Other                                                    5,099        -
               -----------------------------------------------------------------------------
                                                                         488,803     115,224
               -----------------------------------------------------------------------------
               Deferred tax liabilities:
                  Pension                                                 87,817      84,784
                  Bond discount                                             -          9,415
                  Other                                                     -         49,833
               -----------------------------------------------------------------------------
                                                                          87,817     144,032
               -----------------------------------------------------------------------------
               Net deferred tax assets (liabilities)                   $ 400,986   $ (28,808)
               =============================================================================


- ------------------------------------------------------------------------------
RETIREMENT     The Bank has a non-contributory pension plan covering
PLAN           substantially all of its employees. The plan is a defined benefit plan which provides benefits based on a participant's years of service and average compensation. Annual contributions are made to the plan equal to the maximum amount deductible for federal income tax purposes.

               The following table sets forth the plan's funded status and components of net periodic pension cost:

                                                                             December 31,
               --------------------------------------------------------------------------------
                                                                           1993        1992
               --------------------------------------------------------------------------------
               Actuarial present value of benefit
                obligation including vested benefits
                of $682,281 (1993) and $594,042 (1992)                   $(708,952)  $(605,209)
               ================================================================================
               Projected benefit obligation                              $(864,597)  $(806,485)
               Plan assets at fair value                                   981,078     876,600
               --------------------------------------------------------------------------------
               Plan assets in excess of projected benefit obligation       116,481      70,115
               Unrecognized net obligation at
                January 1, 1990 being amortized over fifteen years         183,577     200,266
               Unrecognized net (gain)                                     (41,667)    (38,953)
               Unrecognized prior service cost                                (105)       (113)
               --------------------------------------------------------------------------------
               Prepaid pension costs included in other assets            $ 258,286   $ 231,315
               ================================================================================



                                                               Year Ended December 31,
               --------------------------------------------------------------------------------
                                                            1993         1992         1991
               --------------------------------------------------------------------------------
               Net periodic pension cost
                included the following components:
                  Service cost                              $62,408    $  75,296    $  73,846
                  Interest cost                              57,738       69,165       68,702
                  Actual return on plan assets              (67,392)    (113,797)    (103,107)
                  Net amortization and deferral              20,275       65,071       66,859
               --------------------------------------------------------------------------------
               Net periodic pension cost                    $73,029    $  95,735    $ 106,300
               ================================================================================

               Assumptions used in accounting for the pension plan are as follows:

                                                               Year Ended December 31,
               --------------------------------------------------------------------------------
                                                           1993         1992         1991
               --------------------------------------------------------------------------------
               Discount rate                               7.5%         7.5%         7.5%
               Rate of increase in compensation            4.5%         4.5%         4.5%
               Long-term rate of return on plan assets     7.5%         7.5%         7.5%

- -------------------------------------------------------------------------------

PROFIT-        The Bank has a non-contributory profit-sharing plan covering all
SHARING AND    eligible employees. Contributions are determined by the Bank's
401(K) PLANS   Board of Directors and are allocated to participants based on the ratio of the participant's compensation to the compensation of all participants. No contributions were made to the profit-sharing plan for the years ended December 31, 1993, 1992 and 1991.

               Effective January 1, 1993, the Bank implemented a 401(k) plan within the existing profit sharing plan. Under the 401(k) plan, which covers all eligible employees, participants may elect to contribute up to 25% of their salaries, not to exceed the applicable limitations as per the Internal Revenue Code. The Bank, on an annual basis, may elect to match a specified percentage of the employees' contribution, not to exceed 6% of applicable compensation. Total 401(k) expense for the year ended December 31, 1993 was approximately $20,000.

- -------------------------------------------------------------------------------

RETAINED       Banking regulations limit the amount of dividends that may be
EARNINGS       paid in a year without prior approval of the Bank's regulatory agency to the net profits as defined for that year combined with retained net profits of the preceding two years. Retained earnings against which dividends may be charged were approximately $1,473,000 at December 31, 1993 (see "REGULATORY
               PROCEEDINGS").

Notes to Consolidated Financial Statements

- -------------------------------------------------------------------------------


CAPITAL        Banking regulations provide that the Bank must adhere to three
REQUIREMENTS   minimum capital requirements. These regulations require, at a minimum, Tier 1 capital of 4% of risk-weighted assets, total capital of at least 8% of risk-weighted assets, and a leverage ratio of at least 3% of adjusted assets. At December 31, 1993, the Bank had Tier 1 capital, total capital and leverage ratios of
               11.73%, 12.99% and 5.75%, respectively (see "REGULATORY
               PROCEEDINGS").
- -------------------------------------------------------------------------------
COMMITMENTS    Rentals under long-term operating leases for certain branch
AND            offices amounted to $423,259, $409,675 and $398,309 for the years
CONTINGENCIES  ended December 31, 1993, 1992 and 1991, respectively. At December
               31, 1993, the minimum rental commitments under all noncancellable leases with initial or remaining terms of more than one year and expiring through 1999 are as follows:

                          Year Ending
                          December 31,                       Minimum Rent
               --------------------------------------------------------------
                              1994                            $  422,675
                              1995                               298,812
                              1996                               240,759
                              1997                               208,757
                              1998                               180,232
                          Thereafter                             170,371
               --------------------------------------------------------------
                                                              $1,521,606
               ==============================================================

               The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

               The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

               At December 31, 1993, commitments under standby letters of credit aggregated approximately $1,223,000, of which $993,000 were fully secured primarily by cash, marketable securities or mortgages. Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. $1,195,000 of such guarantees expire in 1994, with the remaining $28,000 expiring in 1995. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

               Undisbursed funds from approved lines of credit at December 31, 1993, were as follows (in thousands):



                        Homeowners equity                            $ 6,113
                        Overdraft checking                             1,569
                        Commercial                                     5,835
                        Construction loans in process                     20
              ---------------------------------------------------------------
                                                                     $13,537
              ===============================================================

               The interest rate charged under the overdraft checking program was 14.5% at December 31, 1993, while the homeowners equity, commercial and construction lines are assessed interest at rates which fluctuate in relation to the prime rate. Unless they are specifically cancelled by notice from the Bank, these funds represent firm commitments available to respective borrowers on demand.

               The Bank, at December 31, 1993, has commitments, all of which expire within three months, to originate approximately $2,377,000 in loans. Of these commitments, $692,000 are for fixed rate loans at rates ranging from 6.50% to 7.75% and $1,685,000 are for loans whose rates will float in relation to the prime rate.

Notes to Consolidated Financial Statements

               Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

               The Bank, at December 31, 1993, has commitments to purchase investment securities aggregating approximately $1,006,000.

               Management does not anticipate losses on any of these transactions.

               The Bank is one of several defendants in a lawsuit, brought by an alleged class of plaintiffs, presently comprised of former employees, alleging, among other things, violations of the Employee Retirement Income Security Act of 1974. The allegations arise out of an alleged failure to diversify the Profit Sharing Plan's (the "Plan") assets and the alleged making of prohibited investments by the Plan. Further, plaintiffs allege violations of New Jersey law in that defendants knowingly failed to inform the plaintiffs of their acts and omissions with regard to prohibited transactions. The plaintiffs allege damages of approximately $1,110,000 in losses of the Plan, approximately $500,000 in contributions the Bank allegedly failed to make to the Plan and unspecified amounts for punitive damages, attorney fees, penalties and prejudgment interest. The discovery process with regard to this lawsuit has just recently begun. Although the ultimate outcome of this proceeding cannot presently be determined, management believes that there are meritorious defenses to the allegations as they pertain to the Bank and, accordingly, intends to vigorously contest this matter.

               In addition to the foregoing, in the conduct of the Bank's business, it is involved in normal litigation matters. In the opinion of management, the ultimate disposition of such
               litigation should not have a material adverse effect on the financial position of the Bank.
- -------------------------------------------------------------------------------
REGULATORY     On January 14, 1992, the Bank's Board of Directors entered into
PROCEEDINGS    an agreement with the Comptroller of the Currency (the "OCC")
               wherein the Bank agreed to: (i) develop and implement various policies and procedures relating to operations and management of the Bank; (ii) update the three-year capital plan; (iii) maintain a leverage capital ratio of at least 5%; and (iv) pay dividends only when certain requirements, including obtaining the prior permission of the OCC, are met. The Bank is currently in full compliance with twelve of the fifteen articles of the agreement, in partial compliance with the remaining three articles, and, in the opinion of management, is in the process of reaching full compliance with all articles of the agreement.
- -------------------------------------------------------------------------------
ESTIMATED      The fair value of a financial instrument is defined as the amount
FAIR VALUE     at which the instrument could be exchanged in a current
OF FINANCIAL   transaction between willing parties, other than a forced or
INSTRUMENTS    liquidation sale. Significant estimations were used by the Bank for the purposes of this disclosure. Estimated fair values have been determined by the Bank using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used and the estimated fair values and carrying values of the Bank's financial instruments are set forth below:

               Cash and cash equivalents and accrued interest receivable

               The carrying amounts for cash and cash equivalents and accrued interest receivable approximate fair value.

               Securities available for sale and held for investment

               The fair values for securities available for sale and held for investment are based on quoted market prices or dealer prices, if available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar securities.

Notes to Consolidated Financial Statements

               Loans receivable

               The fair value of loans receivable is estimated by discounting the future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings.

               Deposits

               For demand and savings accounts, fair value is the carrying amount reported in the consolidated financial statements. For certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

               Securities sold under agreements to repurchase and treasury, tax and loan deposits

               Fair value is estimated using rates currently offered for liabilities of similar remaining maturities, or when available, quoted market prices.

               Commitments to extend credit, standby letters of credit, and financial guarantees written

               The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

               The carrying values and estimated fair values of the Bank's financial instruments are as follows (in thousands):


                                                                   December 31,
               --------------------------------------------------------------------------------
                                                            1993                  1992
               --------------------------------------------------------------------------------
                                                    Carrying  Estimated   Carrying  Estimated
                                                      Value   Fair Value    Value   Fair Value
               --------------------------------------------------------------------------------
               Financial assets
                 Cash and cash equivalents            $ 25,272  $ 25,272    $ 30,460  $ 30,460
                 Securities available for sale          56,816    56,816      15,430    15,768
                 Securities held for investment         48,869    48,510      51,329    50,957
                 Mortgage loans held for sale              919       924        -         -
                 Loans                                  83,099    84,503      91,454    95,400
                 Accrued interest receivable             1,584     1,584       1,391     1,391

               Financial liabilities
                 Deposits                              189,678   189,855     175,410   175,771
                 Securities sold under agreements
                  to repurchase and treasury,
                  tax and loan deposits                 23,145    23,145      13,026    13,026

               Commitments
                 Loan origination                        2,377     2,377       1,425     1,425
                 Unused lines of credit                 13,537    13,537       8,482     8,482
                 Standby letters of credit               1,223     1,223       1,286     1,286
                 Purchase of securities                  1,006     1,006        -         -

Notes to Consolidated Financial Statements

- -------------------------------------------------------------------------------
LIMITATIONS    Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainities and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

               In addition, fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business, and exclude the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment and other real estate owned. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

               Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.